As filed with the Securities and Exchange Commission on October 26, 2009
Registration No. 333-161802

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1 TO
Form S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
AMCOL INTERNATIONAL CORPORATION
(Exact name of Registrant as specified in its charter)

DELAWARE	36-0724340
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2870 Forbs Avenue
Hoffman Estates, Illinois 60192
(847) 851-1500
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Donald W. Pearson
Vice President and Chief Financial Officer
AMCOL International Corporation
2870 Forbs Avenue
Hoffman Estates, Illinois 60192
(847) 851-1500
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

with a copy to:

James W. Ashley, Jr.
Kerry Vyverberg
Locke Lord Bissell & Liddell LLP
111 South Wacker Drive
Chicago, Illinois 60606
(312) 443-0700

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement as determined by the Registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)	Amount to be registered (2)	Proposed maximum offering price per unit		Proposed maximum aggregate offering price (2)	Amount of registration fee
Debt Securities
Common Stock, par value $0.01 per share
Stock Purchase Contracts
Stock Purchase Units
Warrants (3)
Total (4)	$200,000,000		(5)	$200,000,000	$11,160	(6)

(1)	These securities may be sold separately, together or as units with other securities registered hereby.
(2)
We are hereby registering an indeterminate amount and number of each of the identified securities as may be issued upon conversion, exchange, exercise or settlement of any other securities that provide for such conversion, exchange, exercise or settlement, which indeterminate amount and number of securities, if any, shall be counted against the $200,000,000 of securities we are registering hereby.

(3)	Includes warrants to purchase debt securities or common stock.
(4)
This registration statement relates to such indeterminate number or amount of our debt securities, common stock, stock purchase contracts, stock purchase units and warrants as may from time to time be issued at indeterminate prices.  In no event will the maximum aggregate offering price of all securities registered hereby and issued by us exceed $200,000,000, or if any debt securities are issued with original discount, such greater amount as will result in an aggregate offering price of $200,000,000.

(5)
We will determine the proposed maximum offering price per security and the proposed maximum aggregate offering price per class of security from time to time in connection with the issuance of the securities registered hereunder; such amounts are not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act of 1933.

(6)	Calculated pursuant to Securities Act Rule 457(o).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated October 26, 2009

PROSPECTUS

AMCOL INTERNATIONAL CORPORATION

$200,000,000
Debt Securities
Common Stock
Stock Purchase Contracts
Stock Purchase Units
Warrants
_____________________

From time to time, we may offer, issue and sell up to an aggregate of $200,000,000 of any combination of the following types of securities:  debt securities, which may be senior or subordinated, convertible or non-convertible; shares of our common stock; stock purchase contracts; stock purchase units; and warrants to purchase debt securities or common stock.  This prospectus describes some of the general terms that may apply to the offered securities.  The specific terms and amounts of the offered securities will be fully described in supplements to this prospectus, which may add, update or change information in this prospectus.

Please read carefully any prospectus supplements and this prospectus and any information incorporated by reference carefully before you invest in these securities.

Our common stock is listed on the New York Stock Exchange under the trading symbol “ACO.”  Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

Investing in our securities involves risks.  See “Risk Factors” on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.  The names of any underwriters or agents and the terms of the arrangements with such entities will be stated in an accompanying prospectus supplement.

The date of this prospectus is [______], 2009.

TABLE OF CONTENTS

About this prospectus	1
AMCOL International Corporation	1
Risk factors	2
Forward-looking statements	2
Use of proceeds	2
Ratio of earnings to fixed charges	3
Description of debt securities	3
Description of capital stock	9
Description of stock purchase contracts and stock purchase units	13
Description of warrants	13
Taxation	14
Plan of distribution	14
Legal matters	17
Experts	17
Interests of named experts and counsel	17
Where you can find more information	17
Incorporation by reference	17

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process.  Under this shelf process, we may, from time to time, sell one or more of the types of securities described in this prospectus in one or more offerings.  We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC.  This prospectus provides only a general description of the securities we may offer.  Each time we sell securities, we will provide a prospectus supplement or prospectus supplements containing specific information about the terms of that offering.  The prospectus supplement may also add to, update or change information contained in this prospectus.  You should read both this prospectus and any prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference” before purchasing any of our securities.

The prospectus supplement will describe: the terms of the securities offered, any initial public offering price, the price paid to us for the securities, the net proceeds to us, the manner of distribution and any underwriting compensation and the other specific material terms related to the offering of these securities.  The prospectus supplement may also contain information, where applicable, about material U.S. federal income tax considerations relating to the securities.  For more detail on the terms of the securities, you should read the exhibits filed with or incorporated by reference in our registration statement of which this prospectus forms a part.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information.  All of the summaries are qualified in their entirety by the actual documents.  Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus or applicable prospectus supplement or any free writing prospectus.  “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC.  We have not authorized anyone to provide you with different or additional information.  We are not making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted.  You should assume that the information in this prospectus or any prospectus supplement, as well as the information incorporated by reference herein or therein, is accurate only as of the date of the documents containing the information.  Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus and any prospectus supplement, unless otherwise indicated, the terms “AMCOL,” “Company,” “registrant,” “we,” “us” and “our” refer to AMCOL International Corporation and its consolidated subsidiaries.

AMCOL INTERNATIONAL CORPORATION

We produce and market a wide range of specialty mineral products used for industrial, environmental and consumer-related applications.  We operate in five segments:  minerals, environmental, oilfield services, transportation and corporate.  Our minerals segment mines, processes and distributes clays and products with similar applications for use in various industrial and consumer markets.  Our environmental segment processes and distributes clays and products with similar applications for use as moisture barriers in commercial construction, landfill liners and a variety of other industrial and commercial applications.  Our oilfield services segment provides both onshore and offshore water treatment filtration, pipeline separation, waste fluid treatment, rental tools, coil tubing and well testing data services for the oil and gas industry.  Our transportation segment includes both a long-haul trucking business and a freight brokerage business for our domestic subsidiaries as well as third parties.  Our corporate segment includes the elimination of intersegment shipping revenues as well as certain expenses associated with stewardship, management, benefits and information technology activities for our Company.

We were originally incorporated in South Dakota in 1924 as the Bentonite Mining & Manufacturing Company, changed to American Colloid Company in 1927.  In 1959, we were reincorporated in Delaware, and in 1995, we changed our name to AMCOL International Corporation.  Our principal executive offices are located at 2870 Forbs Avenue, Hoffman Estates, Illinois 60192, and our telephone number is (847) 851-1500.

Our website is located at http://www.amcol.com.  We do not incorporate the information on our website into this prospectus and you should not consider it a part of this prospectus.

RISK FACTORS

Investment in the offered securities involves risks.  Before acquiring any offered securities pursuant to this prospectus, you should carefully consider the information contained or incorporated by reference in this prospectus or in any accompanying prospectus supplement, including, without limitation, the risks of an investment in our company under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as the same may be updated from time to time by our future filings with the SEC.  The occurrence of any of these risks might cause you to lose all or a part of your investment in the offered securities.  Please also refer to the section below entitled “Forward-Looking Statements.”

FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Generally, you can identify these statements because they use words like “anticipates,” “believes,” “expects,” “future,” “intends,” “plans,” “project,” and similar terms.  These statements are only our current expectations.  Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy, and actual results may differ materially from those we anticipated due to a number of uncertainties and risks, including the risks described or incorporated by reference in this prospectus and other unforeseen risks, some of which are beyond our control.  You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus or the incorporated documents.

There may be events in the future that we are unable to predict accurately or over which we have no control.  The factors referenced in the section titled “Risk Factors,” as well as any cautionary language in, or incorporated by reference into, this prospectus or any prospectus supplement, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements.  Before you invest in our securities, you should be aware that the occurrence of the events described in the risk factors and elsewhere in this prospectus and in the documents incorporated by reference herein could negatively impact our business, operating results, financial condition and stock price.

You should not rely upon forward-looking statements as predictions of future events.  We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur and actual results could differ materially from those projected in the forward-looking statements.  We undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in our expectations.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of securities offered by this prospectus will be used for general corporate purposes, including, without limitation, the repayment or the refinancing of indebtedness, repurchases of our outstanding securities, capital expenditures, future acquisitions and working capital.  If net proceeds from a specific offering will be used to repay indebtedness, the applicable prospectus supplement will describe the relevant terms of the debt to be repaid.  Until we apply the proceeds from a sale of securities to their intended purposes, we may invest those proceeds in short-term investments.

RATIO OF EARNINGS TO FIXED CHARGES

The following table shows our historical ratio of earnings to fixed charges for each of the five most recent fiscal years and the six months ended June 30, 2009.

	Six Months Ended	Year Ended December 31,
	June 30, 2009	2008	2007	2006	2005	2004
Ratio of earnings to fixed charges	3.0	4.8	7.3	14.4	20.2	25.0

For this ratio, earnings consist of earnings before income taxes on income, extraordinary items and net cumulative effect of accounting changes, adjusted for undistributed earnings of less-than-fifty-percent-owned affiliates.  Fixed charges consist of interest expensed and capitalized, plus the portion of rent expense under operating leases deemed by us to be representative of the interest factor.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of our debt securities that we may issue.  When we offer to sell a particular series of debt securities we will provide the specific terms of the series in a prospectus supplement.  Accordingly, for a description of the terms of any series of debt securities, you must refer to both the prospectus supplement relating to that series and the description of the debt securities in this prospectus.  To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

The debt securities will be issued under an indenture between us and a trustee to be designated prior to the issuance of the debt securities.  The form of the indenture (the “indenture”) is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.  We have summarized herein certain terms and provisions of the indenture.  For each series of debt securities, the applicable prospectus supplement for the series may change and supplement the summary below.  The summary is qualified in its entirety by reference to the actual text of the indenture.  You should read the indenture for the provisions which may be important to you.  The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended.

General

As used in this prospectus, “debt securities” means debentures, notes, bonds and other evidences of indebtedness that we issue and the trustee authenticates and delivers under the indenture.  The debt securities will be our direct obligations, which may be secured or unsecured, senior or subordinated, and convertible or non-convertible into shares of our common stock.  The indenture does not limit the amount of debt securities that we may issue and permits us to issue debt securities from time to time.  Debt securities issued under the indenture will be issued as part of a series that has been established by us under the indenture.  The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth in one or more supplemental indentures.

A prospectus supplement relating to a series of debt securities being offered will include specific terms relating to the offering.  These terms will include some or all of the following:

•	the title of the debt securities;

•	the limit, if any, upon the aggregate principal amount or issue price of the securities of a series;

•	the ranking of the specific series of debt securities relative to other outstanding indebtedness;

•	the price or prices at which the debt securities will be issued;

•	the designation, aggregate principal amount and authorized denominations;

•	the issue date or dates of the series and the maturity date of the series;

•	whether the securities will be issued at par or at a premium over or a discount from their face amount;

•	whether the securities are subordinated securities and if so, the provisions for such subordination;

•	the interest rate, if any, and the method for calculating the interest rate and basis upon which interest will be calculated;

•	the right, if any, to extend interest payment periods and the duration of the extension;

•	the interest payment dates and the record dates for the interest payments;

•	any mandatory or optional redemption terms or prepayment, conversion, sinking fund or exchangeability or convertibility provisions;

•	the currency of denomination of the securities;

•
if payments of principal, premium, if any, or interest, if any, on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•	the place where we will pay principal, premium, if any, and interest, if any, and the place where the debt securities may be presented for transfer;

•	if other than denominations of $1,000 or multiples of $1,000, the denominations the debt securities will be issued in;

•	whether the debt securities will be issued in the form of global securities or certificates;

•	the applicability of and additional provisions, if any, relating to the defeasance of the debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	the dates on which premium, if any, will be paid;

•
any addition to or change in the “Events of Default” described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to or change in the covenants described in the prospectus or in the indenture with respect to the debt securities; and

•	other specific terms, including any additional events of default or covenants.

If so provided in the applicable prospectus supplement, our debt securities may be issued at a discount below their principal amount and provide for less than their entire principal amount to be payable upon declaration of acceleration of the maturity of the debt securities.  In such cases, any special U.S. federal income tax, accounting and other considerations applicable to the debt securities will be described in the applicable prospectus supplement.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for our other securities.  The terms and conditions of conversion or exchange will be set forth in the relevant supplemental indenture and will be described in the relevant prospectus supplement.  The terms will include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding the ability of us or the holder to convert or exchange the debt securities;

•	events requiring adjustment to the conversion or exchange price; and

•	provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Merger, Consolidation or Sale of Assets

The indenture prohibits us from merging into or consolidating with any other person or transferring or conveying substantially all of our assets and the assets of our subsidiaries, taken as a whole, to any person, unless:

•
either we are the continuing corporation or the successor corporation or the person which acquires by sale, lease or conveyance substantially all our and our subsidiaries’ assets is a corporation organized under the laws of the United States, any state thereof or the District of Columbia, and expressly assumes the due and punctual payment of the principal of, and premium, if any, and interest, if any, on all the debt securities and the due performance of every covenant of the indenture to be performed or observed by us, by supplemental indenture satisfactory to the trustee, executed and delivered to the trustee by such corporation;

•
immediately after giving effect to such transactions, no Event of Default, as described below under “— Events of Default and Remedies,” or event which, after notice or lapse of time or both would become an Event of Default, has happened and is continuing; and

•
we have delivered to the trustee an officers’ certificate and an opinion of counsel each stating that such transaction and such supplemental indenture comply with the indenture provisions relating to merger, consolidation and sale of assets.

Upon any consolidation or merger with or into any other person or any sale, conveyance, lease or other transfer of all or substantially all of our or our subsidiaries’ assets to any person, the successor person shall succeed, and be substituted for, us under the indenture and each series of outstanding debt securities, and we shall be relieved of all obligations under the indenture and each series of outstanding debt securities to the extent we were the predecessor person.

Events of Default and Remedies

When we use the term “Event of Default” in the indenture with respect to the debt securities of any series, we mean:

(1)           default in paying interest on the debt securities when it becomes due and the default continues for a period of 30 days or more;

(2)           default in paying principal, or premium, if any, on the debt securities when due;

(3)           default in making payment of any sinking or purchase fund or analogous obligation when the same becomes due, and such default continues for 30 days or more;

(4)           default in the performance, or breach, of any covenant or warranty in the indenture (other than defaults specified in clause (1), (2) or (3) above) and the default or breach continues for a period of 60 days or more after we receive written notice of such default from the trustee or we and the trustee receive notice from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series;

(5)           certain events of bankruptcy, insolvency, reorganization, administration or similar proceedings with respect to us have occurred; or

(6)           any other Event of Default provided with respect to debt securities of that series that is set forth in the applicable prospectus supplement accompanying this prospectus.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities.  The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.  Unless otherwise provided by the terms of an applicable series of debt securities, if an Event of Default under the indenture occurs with respect to the debt securities of any series and is continuing, then the trustee or the holders of not less than 51% of the aggregate principal amount of the outstanding debt securities of that series may by written notice require us to repay immediately the entire principal amount of the outstanding debt securities of that series (or such lesser amount as may be provided in the terms of the securities), together with all accrued and unpaid interest and premium, if any.  In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities.  We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

After a declaration of acceleration, the holders of a majority in aggregate principal amount of outstanding debt securities of any series may rescind the accelerated payment requirement if all existing Events of Default, except for nonpayment of the principal on the debt securities of that series that has become due solely as a result of the accelerated payment requirement, have been cured or waived and if the rescission of acceleration would not conflict with any judgment or decree.  The holders of a majority in aggregate principal amount of the outstanding debt securities of any series also have the right to waive past defaults, except a default in paying principal or interest on any outstanding debt security, or in respect of a covenant or a provision that cannot be modified or amended without the consent of all holders of the debt securities of that series.

No holder of any debt security may seek to institute a proceeding with respect to the indenture unless such holder has previously given written notice to the trustee of a continuing Event of Default, the holders of not less than 51% in aggregate principal amount of the outstanding debt securities of the series have made a written request to the trustee to institute proceedings in respect of the Event of Default, the holder or holders have offered reasonable indemnity to the trustee and the trustee has failed to institute such proceeding within 60 days after it received this notice.  In addition, within this 60-day period the trustee must not have received directions inconsistent with this written request by holders of a majority in aggregate principal amount of the outstanding debt securities of that series.  These limitations do not apply, however, to a suit instituted by a holder of a debt security for the enforcement of the payment of principal, interest or any premium on or after the due dates for such payment.

During the existence of an Event of Default actually known to a responsible officer of the trustee, the trustee is required to exercise the rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would under the circumstances in the conduct of that person’s own affairs.  If an Event of Default has occurred and is continuing, the trustee is not under any obligation to exercise any of its rights or powers at the request or direction of any of the holders unless the holders have offered to the trustee security or indemnity reasonably satisfactory to the trustee.  Subject to certain provisions, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust, or power conferred on the trustee.

The trustee will, within 90 days after receiving notice of any default, give notice of the default to the holders of the debt securities of that series, unless the default was already cured or waived.  Unless there is a default in paying principal, interest or any premium when due, the trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders.  In the case of a default specified in clause (4) above describing Events of Default, no notice of default to the holders of the debt securities of that series will be given until 60 days after the occurrence of the event of default.

Modification and Waiver

The indenture may be amended or modified without the consent of any holder of debt securities in order to:

•	evidence a successor to the trustee;

•	cure ambiguities, defects or inconsistencies;

•
provide for the assumption of our obligations in the case of a merger or consolidation or transfer of all or substantially all of our assets that complies with the covenant described above under “— Merger, Consolidation or Sale of Assets”;

•	make any change that would provide any additional rights or benefits to the holders of the debt securities of a series;

•	add guarantors or co-obligors with respect to the debt securities of any series;

•	secure the debt securities of a series;

•	establish the form or forms of debt securities of any series;

•	add additional Events of Default with respect to the debt securities of any series;

•	add additional provisions as may be expressly permitted by the Trust Indenture Act;

•	maintain the qualification of the indenture under the Trust Indenture Act; or

•	make any change that does not adversely affect in any material respect the interests of any holder.

Other amendments and modifications of the indenture or the debt securities issued may be made with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected by the amendment or modification.  However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected:

•	change the maturity date or the stated payment date of any payment of premium or interest payable on the debt securities;

•	reduce the principal amount, or extend the fixed maturity, of the debt securities;

•	change the method of computing the amount of principal or any interest of any debt security;

•	change or waive the redemption or repayment provisions of the debt securities;

•	change the currency in which principal, any premium or interest is paid or the place of payment;

•	reduce the percentage in principal amount outstanding of debt securities of any series which must consent to an amendment, supplement or waiver or consent to take any action;

•	impair the right to institute suit for the enforcement of any payment on the debt securities;

•	waive a payment default with respect to the debt securities;

•	reduce the interest rate or extend the time for payment of interest on the debt securities;

•	adversely affect the ranking or priority of the debt securities of any series; or

•	release any guarantor or co-obligor from any of its obligations under its guarantee or the indenture, except in compliance with the terms of the indenture.

Satisfaction, Discharge and Defeasance

We may terminate our obligations under the indenture with respect to the outstanding debt securities of any series, when either:

•	all debt securities of any series issued that have been authenticated and delivered have been delivered to the trustee for cancellation; or

•
all debt securities of any series issued that have not been delivered to the trustee for cancellation have become due and payable, will become due and payable within one year, or are to be called for redemption within one year and we have made arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and at our expense, and in each case, we have irrevocably deposited or caused to be deposited with the trustee sufficient trust funds to pay and discharge principal (and premium, if any) and interest on the series of debt securities;

so long as in each case we shall also have paid or caused to be paid all other sums then due and payable under the indenture, and we shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been satisfied.

In addition, with respect to the debt securities of any outstanding series under the indenture, we may elect either:

•	to defease and be discharged from any and all obligations with respect to such debt securities; or

•	to be released from our obligations with respect to covenants with respect to such debt securities;

so long as in either case we have, among other things, irrevocably deposited or caused to be deposited with the trustee sufficient trust funds to pay and discharge each installment of principal (and premium, if any) and interest on the series of debt securities on the dates such installments are due, and delivered to the trustee an opinion of counsel (as specified in the indenture) to the effect that the holders of the outstanding debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such defeasance had not occurred.  In the event of defeasance, the holders of debt securities would thereafter be able to look only to the trust fund for payment of principal (and premium, if any) and interest.  The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Paying Agent and Registrar

The trustee will initially act as paying agent and registrar for all debt securities.  We may change the paying agent or registrar for any series of debt securities without prior notice, and we or any of our subsidiaries may act as paying agent or registrar.

Forms of Securities

Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of the series of debt securities.  Certificated securities will be issued in definitive form and global securities will be issued in registered form.  Definitive securities will name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee will have to physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable.  Global securities will name a depositary or its nominee as the owner of the debt securities represented by these global securities. The specific terms of a depositary arrangement for a series of debt securities will be described in the relevant prospectus supplement.

Governing Law

The indenture and each series of debt securities will be governed by, and construed in accordance with, the laws of the State of New York, unless otherwise provided in the relevant prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock summarizes certain terms and provisions of our common stock, to which any prospectus supplement may relate.  This section also summarizes relevant provisions of our restated certificate of incorporation, as amended, or restated certificate of incorporation, our amended and restated by-laws, or restated by-laws, and the General Corporation Law of the State of Delaware, or DGCL.  The following description of our common stock does not purport to be complete and is subject to, and is qualified in its entirety by reference to the description of our common stock incorporated in this prospectus by reference, applicable provisions of the DGCL, our restated certificate of incorporation and our restated by-laws.  Copies of our restated certificate of incorporation and our restated by-laws have been filed with the SEC as exhibits to the registration statement of which this prospectus forms a part.  See “Where You Can Find More Information” for information on how to obtain copies of our restated certificate of incorporation, our restated by-laws and the description of our common stock incorporated in this prospectus by reference.

Authorized Capitalization

As of the date of this prospectus, our capital structure consists of 100,000,000 authorized shares of capital stock, par value $0.01 per share.  As of August 31, 2009, an aggregate of 30,629,107 shares of our common stock were issued and outstanding.  Our authorized shares of common stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of the stock exchange or automated quotation system on which our securities may be listed or traded.  If the approval of our stockholders is not required for the issuance of shares of our common stock, our board of directors may determine to issue such shares without seeking stockholders’ approval.

Common Stock

We may issue shares of our common stock, either separately or together with other securities offered pursuant to this prospectus.  Under our restated certificate of incorporation, we are authorized to issue up to 100,000,000 shares of stock, par value of $0.01 per share.  At August 31, 2009, there were 30,629,107 shares of our common stock issued and outstanding.  The approximate number of stockholders of record of our common stock as of August 31, 2009 was 2,088.  You should read the applicable prospectus supplement relating to an offering of shares of our common stock, or of securities convertible, exchangeable or exercisable for shares of our common stock, for the terms of such offering, including the number of shares of common stock offered, the initial offering price and the market prices and dividend information relating to our common stock.

Each holder of a share of our common stock is entitled to one vote for each share held of record on the applicable record date on each matter voted on at a meeting of stockholders.  Holders of our common stock are entitled to receive dividends as may be declared from time to time by our board of directors out of funds legally available therefor.  No holder of our common stock has any preemptive right to subscribe for any shares of capital stock issued in the future.

Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of our common stock are entitled to share, on a pro rata basis, all assets remaining after payment to creditors.  All of the outstanding shares of common stock are, and the shares of common stock offered by this prospectus as well as the shares issuable upon the conversion of any debt securities offered pursuant to this prospectus, when issued and paid for, will be, fully paid and non-assessable.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.  Its address is 59 Maiden Lane,  New York, NY 10038, and its telephone number is (800) 937-5449.  Our common stock is listed and traded on the New York Stock Exchange under the symbol “ACO.”

Certain Anti-Takeover Matters

A number of provisions in our restated certificate of incorporation, our restated by-laws and the DGCL may make it more difficult to acquire control of us or remove our management.

Staggered Board.  Our board of directors is divided into three classes.  The directors in each class serve for a three-year term, one class being elected each year by our stockholders.  Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum.

Removal of Directors.  Directors may be removed only for cause and only upon the affirmative vote of the holders of at least 66-2/3% of the voting power of our outstanding shares of capital stock.

Approval of Certain Mergers, Consolidations, Dispositions or Issuance or Transfer of Securities.  Our restated certificate of incorporation requires the affirmative vote or consent of 66-2/3% of the holders of shares of all classes of our stock voting together as a single class for (1) the adoption of any agreement for the merger or consolidation of AMCOL into any Other Corporation (as defined in our restated certificate of incorporation), or (2) the authorization of any sale, lease, exchange, mortgage, pledge or other disposition of all, or substantially all, or any Substantial Part (as defined in our restated certificate of incorporation) of the assets of AMCOL or any Subsidiary (as defined in our restated certificate of incorporation) to any Other Corporation, or (3) the authorization of the issuance or transfer by AMCOL of any Substantial Amount (as defined in our restated certificate of incorporation) of securities of AMCOL in exchange for the securities or assets of any Other Corporation.  The 66-2/3% vote or consent required for the transactions described in the preceding sentence is inapplicable to any such transaction if the transaction is approved by resolution of the board of directors of AMCOL, provided that a majority of the members of the board of directors voting for the approval of such transaction were duly elected and acting members of the board of directors prior to the time any such Other Corporation may have become a Beneficial Owner (as defined in our restated certificate of incorporation) of shares of stock of AMCOL possessing more than 10% of the voting rights in elections of directors.

Advance Notice of Proposals and Nominations.  Our restated by-laws provide that stockholders must provide timely written notice to bring business before an annual meeting of stockholders or to nominate candidates for election as directors at an annual meeting of stockholders.  Generally, to be timely, notice for an annual meeting must be received at our principal office not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting of stockholders.  Our restated by-laws also specify the form and content of a stockholder’s notice.  These provisions may prevent stockholders from bringing matters before an annual meeting of stockholders or from nominating candidates for election as directors at an annual meeting of stockholders.

Limits on Special Meetings.  A special meeting of the stockholders may be called by the board of directors or by the chairman of the board, and shall be called by the chairman or the chief executive officer at the request in writing of a majority of the board of directors or of stockholders owning a majority of the entire capital stock of AMCOL issued and outstanding and entitled to vote.  Only the business as stated in the notice of a special meeting may be transacted at such special meeting.  Our restated by-laws also specify the form, content and timing of the notice of a special meeting.

DGCL Section 203.  We are subject to the provisions of Section 203 of the DGCL, which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the time that such stockholder became an interested stockholder, unless:

(1) prior to such time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

(2) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding other than the outstanding voting stock owned by the interested stockholder, those shares owned:

•	by persons who are directors and also officers; and

•	by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

(3) at or subsequent to such time the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include:

(1) any merger or consolidation involving the corporation and the interested stockholder;

(2) any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

(3) subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

(4) any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

(5) the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any person who or which beneficially owns 15% or more of the outstanding voting stock of the corporation or any person affiliated with or controlling or controlled by the corporation that was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date of determination if such person is an interested stockholder.

The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Indemnification of Directors, Officers and Employees

Our restated certificate of incorporation and our restated by-laws provide for mandatory indemnification for our directors, officers, employees and agents (as well as trustees of certain benefit plans) where a lawsuit is brought against such person in connection with his position with AMCOL and he either acted in good faith or successfully defended such suit.  Our restated certificate of incorporation also provides for permissive advancement of litigation expenses to directors and officers prior to the final disposition of a legal proceeding.  Our restated by-laws provide that advancement of litigation expenses is mandatory for directors and officers, subject to an undertaking and approval by the board of directors in limited circumstances, whereas advancement is permissive for non-officer employees, agents and trustees, all of whom are required to provide an undertaking to repay AMCOL in the event it is later determined that the advancee was ineligible for indemnification.  Our restated certificate of incorporation and our restated by-laws further provide that the rights to indemnification and advancement of expenses are not exclusive of any other rights, survive termination of service and inure to the benefit of heirs.  Our restated by-laws provide that the rights to indemnification and advancement of expenses conferred upon directors and officers are contract rights and that any amendment of the indemnification provisions in our restated certificate of incorporation or our restated by-laws is prospective only.

On February 10, 2009, we entered into indemnification agreements with each of our directors and executive officers, which require us to indemnify and advance litigation expenses to each such director and executive officer to the fullest extent provided in our restated certificate of incorporation and our restated by-laws.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts and/or stock purchase units from time to time.  The following description summarizes the general terms and provisions of the stock purchase contracts and/or stock purchase units that we may offer pursuant to this prospectus.  The material terms relating to any stock purchase contracts and/or stock purchase units that we may offer will be described in a prospectus supplement, which you should read.  Because the terms of the specific stock purchase contracts and/or stock purchase units offered may differ from the general information that we have provided below, you should rely on information in the applicable prospectus supplement that may modify or replace any information below.  If there are differences between the applicable prospectus supplement and this prospectus, the prospectus supplement will control.  The summary below is subject to, and qualified in its entirety by reference to, the terms and provisions of the applicable stock purchase contract or stock purchase unit agreement, which will be in the form incorporated by reference in the registration statement of which this prospectus is a part at or prior to the time of the issuance of those stock purchase contracts or stock purchase units, as well as, if applicable, any collateral arrangements or depositary arrangements relating to those stock purchase contracts or stock purchase units.

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to holders, a specified number of shares of our common stock at a future date.  The consideration per share of common stock may be fixed at the time that the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts.  Any such formula may include anti-dilution provisions to adjust the number of shares issuable pursuant to such stock purchase contract upon the occurrence of certain events.

The stock purchase contracts may be issued separately or as a part of units, which we refer to as stock purchase units, consisting of a stock purchase contract and our debt securities or debt obligations of third parties, including U.S. Treasury securities, in each case securing holders’ obligations to purchase common stock under the stock purchase contracts.  If we issue stock purchase units where debt securities or debt obligations of third parties are used as security for your obligations to purchase shares of common stock, we will include in the prospectus supplement, and/or other offering material relating to the offering, information about the issuer of the debt securities.  Specifically, if the issuer has a class of securities registered under the Securities Exchange Act of 1934 and is either eligible to register its securities on Form S-3 under the Securities Act of 1933 or meets the listing criteria to be listed on a national securities exchange, we will include a brief description of the business of the issuer, the market price of its securities and how you can obtain more information about the issuer.  If the issuer does not meet the criteria described in the previous sentence, we will include substantially all of the information that would be required if the issuer were making a public offering of the debt securities.  The stock purchase contracts may require us to make periodic payments to holders of the stock purchase units, or vice versa, and such payments may be unsecured or prefunded.  The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, common stock or a combination thereof.  Such warrants may be issued independently or together with any such securities and may be attached or separate from such securities.  We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent.  The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The prospectus supplement relating to any offering of warrants will describe the particular terms of the warrants being offered, including the following:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies, including composite currencies, in which the price of such warrants may be payable;

•	the designation and terms of the securities purchasable upon exercise of such warrants and the number of such securities issuable upon exercise of such warrants;

•	the price at which and the currency or currencies, including composite currencies, in which the securities purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right will expire;

•	whether such warrants will be issued in registered form or bearer form;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Amendments and Supplements to Warrant Agreement

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

TAXATION

Any material U.S. federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the prospectus supplement offering those securities.

PLAN OF DISTRIBUTION

We may offer and sell the offered securities in any one or more of the following ways from time to time on a delayed or continuous basis:

•	to or through underwriters;

•	to or through dealers;

•	through agents; or

•	directly to one or more purchasers, including our affiliates.

The prospectus supplement with respect to any offering of our securities will set forth the terms of the offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the proceeds to us from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; and

•	any delayed delivery arrangements.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.  We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act of 1933, as amended.

If securities are sold by means of an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement which will be used by the underwriters to sell the securities.  If underwriters are utilized in the sale of the securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale.

Our securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters.  If any underwriter or underwriters are utilized in the sale of the securities, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to conditions precedent and that the underwriters with respect to a sale of securities will be obligated to purchase all of those securities if they purchase any of those securities.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price with additional underwriting discounts or commissions.  If we grant any over-allotment option, the terms of any over-allotment option will be set forth in the prospectus supplement relating to those securities.

If a dealer is utilized in the sales of securities in respect of which this prospectus is delivered, we will sell those securities to the dealer as principal.  The dealer may then resell those securities to the public at varying prices to be determined by the dealer at the time of resale.  Any reselling dealer may be deemed to be an underwriter, as the term is defined in the Securities Act of 1933, as amended, of the securities so offered and sold.  The name of the dealer and the terms of the transaction will be set forth in the related prospectus supplement.

Offers to purchase securities may be solicited by agents designated by us from time to time.  Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the applicable prospectus supplement.  Unless otherwise indicated in the prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment.  Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, as amended, of the securities so offered and sold.

Offers to purchase securities may be solicited directly by us and the sale of those securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, with respect to any resale of those securities.  The terms of any sales of this type will be described in the related prospectus supplement.

Underwriters, dealers, agents and remarketing firms may be entitled under relevant agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the agents, underwriters or dealers may be required to make.

If so indicated in the prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by institutions to purchase securities from us pursuant to contracts providing for payments and delivery on a future date.  Institutions with which contracts of this type may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases those institutions must be approved by us.  The obligations of any purchaser under any contract of this type will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject.  The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of those contracts.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase.  Remarketing firms will act as principals for their own accounts or as our agents.  These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities.  The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation.  Remarketing firms may be deemed to be underwriters in connection with the securities they remarket.  Remarketing firms may be entitled under our agreements to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, and may engage in transactions with or perform services for us in the ordinary course of business.

Disclosure in the prospectus supplement of our use of delayed delivery contracts will include the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive in addition to the date when we will demand payment and delivery of the securities under the delayed delivery contracts.  These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement.

In connection with the offering of securities, persons participating in the offering, such as any underwriters, may purchase and sell securities in the open market.  These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering.  Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities, and syndicate short positions involve the sale by underwriters of a greater number of securities than they are required to purchase from any issuer in the offering.  Underwriters also may impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers in respect of the securities sold in the offering for their account may be reclaimed by the syndicate if the securities are repurchased by the syndicate in stabilizing or covering transactions.  These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might prevail in the open market, and these activities, if commenced, may be discontinued at any time.

Any underwriters or agents to or through which securities are sold by us may make a market in the securities, but these underwriters or agents will not be obligated to do so and any of them may discontinue any market-making at any time without notice.  No assurance can be given as to the liquidity of or trading market for any securities sold by us.

Any lock-up arrangements of us or our officers or directors will be set forth in a prospectus supplement.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.  Underwriters have from time to time in the past provided, and may from time to time in the future provide, investment banking services to us for which they have in the past received, and may in the future receive, customary fees.

This prospectus and any accompanying prospectus supplement or supplements may be made available in electronic format on the Internet sites of, or through online services maintained by, the underwriter, dealer, agent and/or selling group members participating in connection with any offering, or by their affiliates.  In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter, dealer, agent or selling group member, prospective investors may be allowed to place orders online.  The underwriter, dealer or agent may agree with us to allocate a specific number of shares for sale to online brokerage account holders.  Any such allocation for online distributions will be made by the underwriter, dealer or agent on the same basis as other allocations.

Other than the prospectus and accompanying prospectus supplement or supplements in electronic format, the information on the underwriter’s, dealer’s, agent’s or any selling group member’s web site and any information contained in any other web site maintained by the underwriter, dealer, agent or any selling group member is not part of this prospectus, the prospectus supplement or supplements or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriters, dealers, agents or any selling group member in its capacity as underwriter, dealer, agent or selling group member and should not be relied upon by investors.

LEGAL MATTERS

In connection with particular offerings of the securities in the future, unless stated otherwise in the applicable prospectus supplements, the validity of those securities will be passed upon for us by Locke Lord Bissell & Liddell LLP, Chicago, Illinois, and for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008, and the effectiveness of internal control over financial reporting as of December 31, 2008, as set forth in their reports, which conclude, among other things, that AMCOL International Corporation did not maintain effective internal control over financial reporting as of December 31, 2008, based on Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission, because of the effects of the material weakness described therein, which are incorporated by reference in this prospectus and elsewhere in the registration statement.  Our consolidated financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The legality of the securities offered hereby has been passed upon for the Company by Locke Lord Bissell & Liddell LLP.  James W. Ashley, Jr., a partner at Locke Lord Bissell & Liddell LLP, is Secretary of AMCOL.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy any document that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information about the Public Reference Room by calling the SEC at 1-800-SEC-0330.  Our SEC filings are also available on the SEC’s web site at http://www.sec.gov.

Our common stock is listed on the New York Stock Exchange under the symbol “ACO” and we are required to file reports, proxy statements and other information with the New York Stock Exchange.  You may read any document we file with The New York Stock Exchange at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.  Information about us is also available on our website at http://www.amcol.com.  Such information on our website is not part of this prospectus.

INCORPORATION BY REFERENCE

The rules of the SEC allow us to incorporate by reference information into this prospectus.  The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

The following documents filed with the SEC are incorporated by reference in this prospectus:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed on March 16, 2009, and amended on September 29, 2009;

•	Our Proxy Statement filed on March 25, 2009 for the 2009 Annual Meeting of Stockholders;

•	Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2009 (filed on May 8, 2009) and June 30, 2009 (filed on August 10, 2009);

•
Our Current Reports on Form 8-K filed on January 29, 2009, January 30, 2009, February 5, 2009, February 13, 2009, April 24, 2009, July 24, 2009, September 9, 2009 (as noted below), September 23, 2009, and October 23, 2009 (with the exception of any information contained in such documents that has been “furnished” under Item 2.02 and/or Item 7.01 of Form 8-K, which information is not deemed “filed” and which is not incorporated by reference into this prospectus); and

•
The description of our common stock contained in Item 11 of our Registration Statement on Form 10, filed July 27, 1987, as restated in Item 8.01 of our Current Report on Form 8-K, filed September 9, 2009, and any amendments or reports filed for the purpose of updating such description, including the Company’s certificate of incorporation as restated and filed as an exhibit to the Company’s Registration Statement on Form S-3 filed September 15, 1993, as amended and filed as an exhibit to the Company’s Annual Report on Form 10-K filed March 28, 1996, as further amended and filed as an exhibit to the Company’s Quarterly Report on Form 10-Q filed July 20, 1998.

All reports and other documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the completion of the offering of all securities covered by the respective prospectus supplement, shall be deemed to be incorporated by reference in this prospectus and to be part of this prospectus from the date of filing of such reports and documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement in this prospectus or in any other subsequently filed document which is incorporated or deemed to be incorporated by reference modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

In reviewing any agreements incorporated by reference, please remember they are included to provide you with information regarding the terms of such agreement and are not intended to provide any other factual or disclosure information about our Company.  The agreements may contain representations and warranties by us, which should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate.  The representations and warranties were made only as of the date of the relevant agreement or such other date or dates as may be specified in such agreement and are subject to more recent developments.  Accordingly, these representations and warranties alone may not describe the actual state of affairs as of the date they were made or at any other time.

We will provide, without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus.  You should direct requests for documents to:

AMCOL International Corporation
2870 Forbs Avenue
Hoffman Estates, Illinois 60192
Attn: Secretary
Telephone: (847) 851-1500

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

An estimate (other than the SEC registration fee) of the fees and expenses of issuance and distribution (other than underwriting discounts and commissions) of the securities offered hereby (all of which will be paid by AMCOL) is as follows:

Amount to be Paid*

SEC registration fee	$11,160
Blue sky fees and expenses	$10,000
Rating agency fees	$100,000
Trustee’s and transfer agent’s fees and expenses	$25,000
Printing expenses	$50,000
Legal fees and expenses	$100,000
Accounting fees and expenses	$40,000
Miscellaneous fees and expenses	$25,000

Total	$361,160

*	Estimated

Item 15.	Indemnification of Directors and Officers.

Our restated certificate of incorporation eliminates the personal liability of our directors to AMCOL and our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to AMCOL or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, as it exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit.

Our restated certificate of incorporation and our restated by-laws also provide for indemnification and advancement of litigation expenses for our directors and officers.  Our restated certificate of incorporation and our restated by-laws provide for mandatory indemnification for our directors and officers where a lawsuit is brought against such person in connection with his position with AMCOL and he either acted in good faith or successfully defended such suit.  Our restated certificate of incorporation also provides for permissive advancement of litigation expenses to directors and officers prior to the final disposition of a legal proceeding, and our restated by-laws provide that advancement of litigation expenses is mandatory for directors and officers, subject to an undertaking and approval by the board of directors in limited circumstances.  Our restated certificate of incorporation and our restated by-laws further provide that the rights to indemnification and advancement of expenses are not exclusive of any other rights, survive termination of service and inure to the benefit of heirs, and our restated by-laws provide that the rights to indemnification and advancement of expenses conferred upon directors and officers are contract rights and that any amendment of the indemnification provisions in our restated certificate of incorporation or our restated by-laws is prospective only.

In addition, on February 10, 2009, we entered into indemnification agreements with each of our directors and officers, which require AMCOL to indemnify and advance litigation expenses to each such director and officer to the fullest extent provided in our restated certificate of incorporation and our restated by-laws.

We also maintain a directors and officers insurance policy pursuant to which our directors and officers are insured against liability for actions in their capacity as directors and officers.

Item 16.	Exhibits.

Exhibit No.	Description of document

1.1*	Form of Underwriting Agreement for Debt Securities and Debt Warrants
1.2*	Form of Underwriting Agreement for Common Stock and Common Stock Warrants
1.3*	Form of Underwriting Agreement for Stock Purchase Contracts and Stock Purchase Units
3.1	Restated Certificate of Incorporation of the Company (1), as amended (2), as amended (3)
3.2	Bylaws of the Company as amended and restated (4)
4.1	Article Four of the Company’s Restated Certificate of Incorporation (1), as amended (3)
4.2**	Form of Indenture for Debt Securities
4.3**	Specimen Common Stock Certificate
4.4*	Form of Stock Purchase Contract
4.5*	Form of Stock Purchase Unit
4.6*	Form of Warrant Agreement
4.7*	Form of Warrant Certificate (included in Exhibit 4.6)
5.1	Opinion of Locke Lord Bissell & Liddell LLP
12.1**	Statement Regarding Computation of Ratios
23.1	Consent of Ernst & Young LLP
23.2	Consent of Sanghavi & Company
23.3	Consent of Locke Lord Bissell & Liddell LLP (included in Exhibit 5.1)
24.1**	Power of Attorney (included in Signature Page)

*	To be filed as an exhibit to a Current Report on Form 8-K or other report to be filed by AMCOL pursuant to Section 13(a) or 15(d) of the Exchange Act and incorporated by reference herein.
**	Previously filed with the Registrant’s Registration Statement on Form S-3 filed on September 9, 2009 (File no. 333-161802).
(1)	Exhibit is incorporated by reference to the Registrant’s Form S-3 filed with the Securities and Exchange Commission on September 15, 1993.
(2)	Exhibit is incorporated by reference to the Registrant’s Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 1995.
(3)	Exhibit is incorporated by reference to the Registrant’s Form 10-Q filed with the Securities and Exchange Commission for the quarter ended June 30, 1998.
(4)	Exhibit is incorporated by reference to the Registrant’s Form 8-K filed with the Securities and Exchange Commission on February 13, 2009.

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that:

(1)
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(2)
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hoffman Estates, State of Illinois on October 26, 2009.

AMCOL INTERNATIONAL CORPORATION

By:	/s/ Lawrence E. Washow
Name: Lawrence E. Washow
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ *	Chairman of the Board and Director	October 26, 2009
John Hughes

/s/ Lawrence E. Washow	President, Chief Executive Officer and	October 26, 2009
Lawrence E. Washow	Director (Principal Executive Officer)

/s/ Donald W. Pearson	Vice President and Chief	October 26, 2009
Donald W. Pearson	Financial Officer; Treasurer and Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ *	Director	October 26, 2009
Arthur Brown

/s/ *	Director	October 26, 2009
Daniel P. Casey

/s/ *	Director	October 26, 2009
Jay D. Proops

/s/ *	Director	October 26, 2009
Clarence O. Redman

/s/ *	Director	October 26, 2009
Dale E. Stahl

/s/ *	Director	October 26, 2009
Audrey L. Weaver

/s/ *	Director	October 26, 2009
Paul C. Weaver

* By	/s/ Donald W. Pearson
Donald W. Pearson
Attorney-in-fact

INDEX TO EXHIBITS

Exhibit No.	Description of document

1.1*	Form of Underwriting Agreement for Debt Securities and Debt Warrants
1.2*	Form of Underwriting Agreement for Common Stock and Common Stock Warrants
1.3*	Form of Underwriting Agreement for Stock Purchase Contracts and Stock Purchase Units
3.1	Restated Certificate of Incorporation of the Company (1), as amended (2), as amended (3)
3.2	Bylaws of the Company as amended and restated (4)
4.1	Article Four of the Company’s Restated Certificate of Incorporation (1), as amended (3)
4.2**	Form of Indenture for Debt Securities
4.3**	Specimen Common Stock Certificate
4.4*	Form of Stock Purchase Contract
4.5*	Form of Stock Purchase Unit
4.6*	Form of Warrant Agreement
4.7*	Form of Warrant Certificate (included in Exhibit 4.6)
5.1	Opinion of Locke Lord Bissell & Liddell LLP
12.1**	Statement Regarding Computation of Ratios
23.1	Consent of Ernst & Young LLP
23.2	Consent of Sanghavi & Company
23.3	Consent of Locke Lord Bissell & Liddell LLP (included in Exhibit 5.1)
24.1**	Power of Attorney (included in Signature Page)

*	To be filed as an exhibit to a Current Report on Form 8-K or other report to be filed by AMCOL pursuant to Section 13(a) or 15(d) of the Exchange Act and incorporated by reference herein.
**	Previously filed with the Registrant’s Registration Statement on Form S-3 filed on September 9, 2009 (File no. 333-161802).
(1)	Exhibit is incorporated by reference to the Registrant’s Form S-3 filed with the Securities and Exchange Commission on September 15, 1993.
(2)	Exhibit is incorporated by reference to the Registrant’s Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 1995.
(3)	Exhibit is incorporated by reference to the Registrant’s Form 10-Q filed with the Securities and Exchange Commission for the quarter ended June 30, 1998.
(4)	Exhibit is incorporated by reference to the Registrant’s Form 8-K filed with the Securities and Exchange Commission on February 13, 2009.